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                           SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C.  20549

                                         FORM 8-K

                                      CURRENT REPORT

                            Pursuant to Section 13 or 15(d) of
                           the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 1994 (May 23, 1994)
                                                   ---------------------------
                                   Eljer Industries, Inc.
                      --------------------------------------------------
                      (Exact name of registrant as specified in charter)


        Delaware                        1-10181                  75-2270874
    ---------------                 ----------------             -----------
    (State or other                 (Commission File             (IRS Employer
     jurisdiction of                 Number)                      Identification
     incorporation)                                               No.)


  17120 Dallas Parkway, Dallas, Texas                                75248
- - ----------------------------------------                          ----------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number,
including area code:   (214) 407-2600


                                   Not applicable
           -------------------------------------------------------------
           (Former name or former address, if changed since last report)

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Item 5  Other Events
         ------------

     On May 23, 1994, United States Brass Corporation ("U.S. Brass"), an indirect, wholly-owned subsidiary of Eljer Industries, Inc. (the "Company"), filed a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Texas, Plano Division (Case No. 94-40823S).

     U.S. Brass manufactures faucets, plumbing supplies, connectors and plumbing systems for use in residential and commercial construction. U.S. Brass is currently operating its business and managing its assets as "debtor-in-possession" and is expected to continue to act in that capacity during the pendency of the reorganization proceeding. U.S. Brass' principal lender, Congress Financial Corporation, has agreed, subject to court approval, to continue its existing secured working capital credit facility and to provide up to $20 million of debtor-in-possession financing to meet U.S. Brass' continuing operating expenses during the reorganization proceeding.

     The U.S. Brass Chapter 11 filing was necessitated by the substantial contingent liabilities associated with claims and lawsuits filed against U.S. Brass alleging defects in its Qest polybutylene plumbing system (the "Qest system"). U.S. Brass manufactured and sold the Qest system for residential site-built installations from 1979 through 1986 and for other installations from 1975 through 1990. Homeowners, developers and others have instituted a substantial number of claims and filed numerous lawsuits (including purported class actions) against U.S. Brass, the Company and its subsidiary, Eljer Manufacturing, Inc. ("Eljer Manufacturing"), suppliers of U.S. Brass and others alleging defects in the Qest system. The claims and lawsuits seek damages on a variety of theories, including strict liability, breach of warranty, negligence, misrepresentation and fraud and various state deceptive trade practice statutes. In addition, Shell Oil Company and Hoechst Celanese Corporation, suppliers to U.S. Brass, have filed lawsuits against U.S. Brass, the Company, Eljer Manufacturing and Household International, Inc., seeking damages against the various defendants on a variety of theories, including breach of contract, fraud and alter ego. The capital stock of the Company was owned by Household International, Inc. prior to the distribution thereof to its stockholders in April 1989. For further information regarding the Qest system litigation, reference is made to Note (13) to Consolidated Financial Statements of the Company included in Item 8 of its Annual Report on Form 10-K for the Fiscal Year Ended January 2, 1994.

     Although U.S. Brass believes it has sufficient insurance to cover the indemnity costs for Qest system claims and litigation, its insurance carriers are contesting the nature and extent of coverage and, as a result, U.S. Brass has determined that it may be unable to absorb the ongoing costs, either indemnity or expense, of the litigation. In addition, claimants in the litigation typically seek awards for punitive damages for which there may be no insurance coverage.

     U.S. Brass believes that a reorganization proceeding provides the best means of maximizing the return to its creditors and resolving the Qest system claims and litigation against U.S. Brass.

     Neither the Company nor Eljer Manufacturing is a party to the U.S. Brass reorganization proceeding. The U.S. Brass Chapter 11 filing does not constitute an event of default under the Company's existing bank credit agreement.


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Item 7  Exhibits
        --------

     Press release dated May 24, 1994 describing the filing of United States Brass Corporation for protection under Chapter 11 of the United States Bankruptcy Code.


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                                SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ELJER INDUSTRIES, INC.
                                             ----------------------

Date:   May 27, 1994                         By: /S/Henry W. Lehnerer
        ------------                             --------------------
                                                 Henry W. Lehnerer
                                                 Vice President - Finance &
                                                 Chief Financial Officer

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                                  EXHIBIT INDEX


                                                               Sequential
      Exhibit No.                                                Page No.
      -----------                                              ----------
          99      Press release dated May 24, 1994 describing
                  the filing of United States Brass Corporation
                  for protection under Chapter 11 of the United
                  States Bankruptcy Code.
